Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN OR INTO ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION
FOR IMMEDIATE RELEASE
11 July 2017
KENNEDY WILSON EUROPE REAL ESTATE PLC
("KWE")

KWE announces that it has secured an extension to the term of its existing unsecured revolving credit facility of £225 million arranged by Bank of America Merrill Lynch entities with the original syndicate of banks comprising Bank of America Merrill Lynch International Limited, Deutsche Bank AG, London Branch and JPMorgan Chase Bank, N.A..
The £225.0 million multi-currency revolving credit facility (the “Facility”), which was due to expire on 29 August 2017, has been extended to the earlier of 28 February 2018 and the effective date of the merger transaction with Kennedy-Wilson Holdings, Inc., described in the announcements released on 24 April 2017 and 13 June 2017 (the “Transaction”). In the event that the Transaction is not effective by 28 February 2018, KWE will have the right, subject to certain customary conditions, to extend the maturity of the Facility for up to a further six months.
All other terms of the Facility remain unchanged. The Facility remains undrawn to date.
-Ends-

About Kennedy Wilson Europe Real Estate Plc
Kennedy Wilson Europe Real Estate Plc is an LSE listed property company that invests in real estate across the UK, Ireland, Spain and Italy. It aims to generate superior shareholder returns by unlocking value of under-resourced real estate across its target geographies. Its existing portfolio is primarily invested across office and retail in the UK and Ireland, weighted towards London, the South East and Dublin. For further information on Kennedy Wilson Europe Real Estate Plc, please visit www.kennedywilson.eu.
Important notice
This announcement is for information purposes only and is not intended to, and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction. The transaction referred to above will be implemented solely by means of a scheme document (the "Scheme Document") and accompanying forms of proxy (or, in the event that the transaction is to be implemented by means of a takeover offer, a takeover offer document), which will contain the full terms and conditions of the transaction. Any vote in respect of the transaction and related matters should be made only on the basis of the information contained in the Scheme Document. This announcement does not constitute a prospectus or prospectus equivalent document.
Overseas jurisdictions
The release, publication or distribution of this announcement in or into jurisdictions other than the UK, Jersey or the United States may be restricted by law and therefore any persons who are subject to the law of any jurisdiction other than the UK, Jersey or the United States should inform themselves about, and observe, any applicable legal or regulatory requirements. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, KWE disclaims any responsibility or liability for the violation of such restrictions by any person. Copies of this announcement and any formal documentation relating to the transaction referred to above will not be and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from any jurisdiction where to do so would violate the laws of that jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in, into or from any such jurisdiction. Further details in relation to overseas shareholders will be contained in the Scheme Document.
Disclosure requirements of the City Code on Takeovers and Mergers
Under Rule 8.3(a) of the City Code on Takeovers and Mergers (the “Code”), any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.
Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing. If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.
Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).
Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.
Publication on website and availability of hard copies
A copy of this announcement and the documents required to be published by Rule 26 of the Code will be made available, subject to certain restrictions relating to persons resident in restricted jurisdictions, on KWE's website at www.kennedywilson.eu. For the avoidance of doubt, the contents of that website are not incorporated into and do not form part of this announcement.
KWE shareholders may request a hard copy of this announcement, and any future documents, announcements and information, by contacting the Corporate Services team at Crestbridge during business hours on +44 (0) 1534 835600 or by submitting a request in writing to the Corporate Services Team, Crestbridge, 47 Esplanade, St Helier, Jersey JE1 0BD. If you have received this announcement in electronic form, copies of this announcement and any document or information incorporated by reference into this document will not be provided unless such a request is made.
If you are in any doubt about the contents of this announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor, accountant or independent financial adviser duly authorised under the Financial Services and Markets Act 2000 (as amended) if you are resident in the UK or, if not, from another appropriately authorised independent financial adviser.